Consent of Independent Certified Public Accountant


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 16, 2002, except as to Note 23 to which the date is May 16, 2002, which appears on page F-1 of the 2001 Annual Report to Shareholders of Worldwide Medical Corporation. We also consent to the references to our Firm under the caption "Experts" in the Prospectus.

/s/ Kelly & Company
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Kelly & Company
Costa Mesa, California
October 1, 2002